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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated August 29, 2000, except as to the second paragraph of Note 1, which is as of September 6, 2000, relating to the financial statements and financial statement schedule of Oplink Communications, Inc. and May 24, 2000 relating to the financial statements of Telelight Communication Inc. which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
October 2, 2000